                As filed with the Securities and Exchange Commission
                                 on August 30, 1996

                                                 Registration No. 333-_____


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549

                                      FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                          BOSTON COMMUNICATIONS GROUP, INC.
                 (Exact name of issuer as specified in its charter)

                   Massachusetts                           04-3026859
         (State or other jurisdiction of                (I.R.S. Employer
         incorporation or organization)              Identification Number)


         100 Sylvan Road, Woburn, Massachusetts              01801
        (Address of Principal Executive Offices)           (Zip Code)


                          1996 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plan)

                                   George K. Hertz
                                   100 Sylvan Road
                             Woburn, Massachusetts 01801
                        (Name and address of agent for service)

                                   (617) 692-7000
            (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed      Proposed
                                                                      maximum       maximum
                                                 Amount               offering     aggregate         Amount of
Title of securities                              to be                 price        offering        registration
to be registered                              registered             per share       price              fee
Common Stock, $0.01 par value                225,000 shares        $15.375(1)      $3,459,375(1)      $1192.90
- ------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 26, 1996 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required by Part I is included in documents sent or given to participants in the Registrant's 1996 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.  Incorporation of Certain Documents by Reference

      The Registrant is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

         (1) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (2) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


   Item 4.  Description of Securities

      Not applicable.


   Item 5.  Interests of Named Experts and Counsel

      Not Applicable.

    Item 6.   Indemnification of Directors and Officers

      Article 6 of the Company's Restated Articles of Organization provides that the Company shall indemnify each person who is or was a director, officer, employee or other agent of the Company, and each person who is or was serving at the request of the Company as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses reasonably incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. The provisions in the Company's articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of either the Board of Directors or the holders of at least a majority of the voting power of the Company. Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

      The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.

   Item 7.  Exemption from Registration Claimed

      Not applicable.

   Item 8.  Exhibits

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

   Item 9.  Undertakings

      1.   The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration

Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, Boston, Massachusetts, on August 26, 1996.


                                      BOSTON COMMUNICATIONS GROUP, INC.



                                      By: /s/ George K. Hertz
                                          President and Chief
                                          Executive Officer




                               POWER OF ATTORNEY

      We, the undersigned officers and directors of Boston Communications Group, Inc. hereby severally constitute George K. Hertz, Frederick von Mering and Thomas L. Barrette, Jr. and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Boston Communications Group, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed below by the following persons in the capacities as of August 26, 1996.

             Signature                    Title



/s/ George K. Hertz                President and Chief Executive
George K. Hertz                    Officer (Principal
                                   Executive Officer)


/s/ Frederick E. von Mering        Vice President - Finance and
Frederick E. von Mering            Administration (Principal
                                   Financial and Accounting
                                   Office), Director


/s/ Paul J. Tobin                  Chairman of the Board of
Paul J. Tobin                      Directors


/s/ Brian E. Boyle                 Vice Chairman of the Board
Brian E. Boyle                     of Directors


/s/ Jerrold D. Adams               Director
Jerrold D. Adams


/s/ Craig L. Burr                  Director
Craig L. Burr


/s/ James L. McLean                Director
James L. McLean


/s/ Paul R. Gudonis                Director
Paul R. Gudonis

                                    Exhibit Index


    Exhibit                                                      Sequential
    Number       Description                                      Page No.

       3.1(1)    Restated Articles of Organization                   -

       3.2(2)    Amended and Restated By-Laws of the Registrant      -

       4.1(3)    Specimen Certificate of Common Stock
                 of the Registrant                                   -

       5.1       Opinion of Hale and Dorr

      23.1       Consent of Hale and Dorr (included in               -
                 Exhibit 5)

      23.2       Consent of Ernst & Young LLP.

      23.3       Consent of Ernst & Young LLP.

      24         Power of Attorney (included on the signature        -
                 page of this Registration Statement)

______________________
(1) Incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-8 (File No.
     333-11139).

(2) Incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No.
     333-4128).

(3) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No.
     333-4128).